Exhibit 10.24

March 21, 2003

Mr. David L. Gussack
President
General Bearing Corp.
44 High Street
West Nyack, NY 10994

Re: Credit Agreement among General Bearing Corporation and KeyBank National Association as Administrative Agent and The Several Lenders From Time to Time Parties to the Credit Agreement, as Lenders, dated December 20, 1999.

Dear Dave,

This letter confirms that KeyBank, as Administrative Agent and sole Lender, has extended the Scheduled Revolving Termination Date from April 30, 2003 to June 30, 2003.

All other terms and conditions of the Credit Agreement remain in full force and effect.

Please call me with any questions.

Sincerely,



Joseph F. Markey
Senior Vice President